     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2001
                                                      REGISTRATION NO. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NEW FOCUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                       5215 HELLYER AVENUE                                33-0404910
(STATE OF INCORPORATION)                     SAN JOSE, CALIFORNIA 95138-1001             (I.R.S. EMPLOYER IDENTIFICATION NO.)

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 2000 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                               KENNETH E. WESTRICK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICE
                                 NEW FOCUS, INC.
                               5215 HELLYER AVENUE
                         SAN JOSE, CALIFORNIA 95138-1001
                                 (408) 284-4700
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            ALISANDE M. ROZYNKO, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                      PROPOSED
                                                                 AMOUNT               MAXIMUM           PROPOSED         AMOUNT OF
                TITLE OF SECURITIES TO                           TO BE             OFFERING PRICE   MAXIMUM AGGREGATE  REGISTRATION
                    BE REGISTERED                            REGISTERED (1)          PER SHARE       OFFERING PRICE       FEE(4)
------------------------------------------------------------------------------------------------------------------------------------
Options and underlying Common Stock, $.0001 par value       1,044,033 shares         $34.82(2)      $36,353,229.06(2)    $9,088.31
issued under Registrant's 2000 Stock Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value to be registered             2,817,862 shares         $10.31(3)      $29,052,157.22(3)    $7,263.04
under  Registrant's 2000 Stock Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value to be registered under       1,000,000 shares         $10.31(3)       $10,310,000(3)      $2,577.5
Registrant's 2000 Employee Stock Purchase Plan
------------------------------------------------------------------------------------------------------------------------------------
Total number of Securities to be registered under all       4,861,915 shares             $                  $           $18,928.85
plans
====================================================================================================================================

(1) Amount of securities to be registered is computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the maximum number of the Registrant's Common Stock issuable under the 2000 Stock Option Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the weighted average exercise price per share covering issued but unexercised shares under the 2000 Stock Plan.

(3) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on April 4, 2001.

(4) The amount of the Registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $250 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

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
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

     This Registration Statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 2000 Stock Plan and 2000 Employee Stock Purchase Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under the plans.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. New Focus' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 29, 2001.

     2. The description of New Focus' employee benefit plans contained in the New Focus Registration Statement on Form S-8, filed on May 18, 2000.

     3. The description of New Focus' Common Stock contained in the New Focus Registration Statement on Form 8-A (No. 12G) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of this service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     Article X of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number                               Document
-------                              --------
   4.1*        Registrant's 2000 Stock Plan

   4.2*        Registrant's 2000 Employee Stock Purchase Plan

   5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation ("WSGR"), as to legality of securities being registered

  23.1         Consent of Ernst & Young LLP, Independent Auditors

  23.3         Consent of WSGR (contained in Exhibit 5.1)

  24.1         Power of Attorney (see page 4)

----------------------

(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on May 17, 2000 and previously filed as an exhibit to Registrant's Registration Statement on Form S-8 declared effective on May 18, 2000.

ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on the 9th day of April, 2001.

                                       New Focus, Inc.

                                       By: /s/ Kenneth E. Westrick
                                           -------------------------------------
                                           Kenneth E. Westrick
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth E. Westrick and William L. Potts, Jr. and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                     TITLE                                          DATE
            ---------                                     -----                                          ----
/s/ KENNETH E. WESTRICK                   President and Chief Executive Officer and                  April 9, 2001
-----------------------------------       Chairman of the Board (Principal
Kenneth E. Westrick                       Executive Officer)

/s/ WILLIAM L. POTTS, JR.                 Chief Financial Officer                                    April 9, 2001
-----------------------------------
William L. Potts, Jr.

                                          Director
-----------------------------------
Dr. Milton Chang

/s/ JOHN DEXHEIMER                        Director                                                   April 9, 2001
-----------------------------------
John Dexheimer

/s/ DR. WINSTON FU                        Director                                                   April 9, 2001
-----------------------------------
Dr. Winston Fu

/s/ R. CLARK HARRIS                       Director                                                   April 9, 2001
-----------------------------------
R. Clark Harris

/s/ DAVID LEE                             Director                                                   April 9, 2001
-----------------------------------
David Lee

/s/ ROBERT PAVEY                          Director                                                   April 9, 2001
-----------------------------------
Robert Pavey

/s/ KENNETH E. WESTRICK                   Director                                                   April 9, 2001
-----------------------------------
 Kenneth E. Westrick

                                INDEX TO EXHIBITS

Exhibit
Number                               Document
-------                              --------
   4.1*        Registrant's 2000 Stock Plan

   4.2*        Registrant's 2000 Employee Stock Purchase Plan

   5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation ("WSGR"), as to legality of securities being registered

  23.1         Consent of Ernst & Young LLP, Independent Auditors

  23.3         Consent of WSGR (contained in Exhibit 5.1)

  24.1         Power of Attorney (see page 4)

----------------------

(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on May 17, 2000 and previously filed as an exhibit to Registrant's Registration Statement on Form S-8 declared effective on May 18, 2000.